EXHIBIT J.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the New River Funds and to the use of our report dated September 15, 2003 on the statements of assets and liabilities of the New River Funds (the "Fund"). Such statements of assets and liabilities appear in the Fund's Statement of Additional Information.




                                                           TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 30, 2003






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